Exhibit 10.2
First Amendment to Lease Agreement
This First Amendment to Lease Agreement (the “Amendment Agreement”) is made by and among Hyundai Investment Co., Ltd. (hereinafter referred to as “Collective Investment Entity”, in the status of the collective investment entity of Hyundai Private Equity Real Estate Investment Trust No. 15), a going concern established under the laws of the Republic of Korea whose head office is located at 97 Uisadang-daero (Yeouido-dong), Yeongdeungpo-gu, Seoul, Republic of Korea, Hana Bank, Ltd. (hereinafter referred to as “Lessor”, in the status of the trust company of Hyundai Private Equity Real Estate Investment Trust No. 15), a going concern established under the laws of the Republic of Korea whose Head Office is located at 66 Eulji-ro (Euljiro 2-ga), Jung-gu, Seoul, Republic of Korea, hereby agrees with Coupang Corp. (hereinafter referred to as “Lessee”), a going concern established under the laws of the Republic of Korea whose Head Office is located at 18th Floor, 570 Songpa-daero (Shincheon-dong), Songpa-gu, Seoul, to amend the Lease Agreement (hereinafter referred to as “Original Agreement”) that had been executed between the parties on September 13, 2016 as follows (hereinafter referred to as “the Agreement”):
1.In the Agreement, “Lessor” and “Lessee” hereby agree to amend the tradename, leased area, lease deposit, monthly rent and monthly maintenance fee on the lease property as noted below pursuant to Article 6 (Changes and Lessee’s Fixtures) of “the Original Agreement”):
- Note -

Category	Before Amendment	After Amendment	Description of Amendment
Trade Name	Forward Ventures, Ltd.	Coupang Corp.	Change of trade name (Mar. 28, 2017)
Leased Area	56,164.72m2	56,220.04m2	Increase in the Lessee’s expansion area on the 17th floor (55.32m2)
Lease Deposit	11,892,879,460 won	11,904,593,474 won	Monthly rent and monthly maintenance fee (Value added tax not included)
Monthly Rent	1,359,186,224 won	1,360,524,968 won
Monthly Maintenance Fee	509,694,834 won	510,196,861 won
-     Refer to Attachment 1. Amended Leased Area Table.
2.“Lessor” and “Lessee” shall apply the amended information described in Paragraph 1 from March 30, 2017 (hereinafter referred to as “Amendment Date”), which is the day of the permission of the expansion and major repair. The amended monthly rent shall be subject to the provisions set forth in “Original Agreement”, Appendix, 3. Rent mutandis mutatis. Whereas the monthly maintenance fee shall be subject to the provisions set forth in “Original Agreement”, Appendix, 5. Maintenance Fee mutandis mutatis as of “Amendment Date” to settle the differences. The difference in the amount of the lease deposit in the amount of 11,714,014 won shall be remitted to the account of the Lessor’s designation shown below within five (5) days of the Agreement’s execution date.

Bank	Accountholder	Payee Account
Hana Bank	Trustee Marketing Division of Hana Bank Hyundai Private Equity No. 15 Lease Deposit	035-910013-82605
3.The Lessor shall provide the Lessee with security on the difference in the amount of the amended lease deposit shown in Paragraph 2 of the Agreement in accordance with Article 15, Paragraph 1 of “the Original Agreement”.
4.In the event of any conflict in the interpretation between the Amendment Agreement and “the Original Agreement”, the Amendment Agreement shall prevail. Unless otherwise stipulated, the terms and conditions set forth in “Original Agreement” shall continue to maintain force.

IN WITNESS WHEREOF, the Amendment Agreement shall be executed in triplicates for each party to sign and seal and keep a set.
Date: , 2017
Lessor
Hana Bank, Ltd.
(In the status of the trust company of Hyundai Private Equity Real Estate Investment Trust No. 15)
66 Eulji-ro (Euljiro 2-ga), Jung-gu, Seoul
Representative Director Hahm Yeong-Ju
Yang Woo-Cheon, Trustee Marketing Div., as the Manager of the Above (Seal) Divisional Manager of the Trustee Marketing Division
Collective Investment Entity
Hyundai Investment Co., Ltd.
(In the status of the collective investment entity of Hyundai Private Equity Real Estate Investment Trust No. 15)
97 Uisadang-daero (Yeouido-dong), Yeongdeungpo-gu, Seoul
Representative Director Kim Seok-Joong (Seal) Representative Director, Hyundai Investment Co., Ltd.
Lessee
Coupang Corp.
18th Floor, 570 Songpa-daero (Shincheon-dong), Songpa-gu, Seoul
Representative Director Kim Beom-Seok (Seal) Representative Director, Coupang Corp.

Attachment 1. Leased Area Table